Exhibit 99.1

Nelk Boys to Partner With Safety Shot to Bring the Recovery & Wellness Drink to Fans and Followers

●	The Nelk Boys, a widely followed YouTube and social media entertainment groups, join Safety Shot as brand ambassadors
●	With over 10 million subscribers across their channels on YouTube, more than 1.6 billion views, and 4.3 million followers on Instagram, the Nelk Boys are some of the most recognizable internet personalities in North America
●	Safety Shot — Extend the night, enhance the morning

JUPITER, FL – April 09, 2024 – Safety Shot, Inc. (Nasdaq: SHOT) today announced that the Nelk Boys have joined forces with Safety Shot as brand ambassadors.

The Nelk Boys are an entertainment and retail company with YouTube channels under brands including NELK and Full Send that feature prank videos and high profile guests like Elon Musk, Donald Trump, and Mike Tyson. The Nelk Boys have popularized and trademarked the term “Full Send” which they brand as FULL SEND to mean “any activity you do, give it your absolute best”.

“The Nelk Boys, their FULL SEND podcast, and their branded products are a cultural and entertainment sensation. We’re so pleased they’re on board with Safety Shot and look forward to lots of joint product promotions and activities,” stated Safety Shot’s CRO Josh Wagner.

Safety Shot is a patented wellness beverage that reduces blood alcohol content in as little as 30 minutes. Fast acting Safety Shot reduces blood alcohol content through several factors that help process alcohol more efficiently, while also helping the body maintain hydration and improve the overall feeling of wellbeing through nootropics and vitamins.

About Safety Shot, Inc.

Safety Shot, Inc. has developed a first-of-its-kind beverage that makes you feel better faster from the effects of alcohol by reducing blood alcohol content and increasing mental clarity. Safety Shot leverages significantly proven ingredients to enhance metabolic pathways responsible for breaking down blood alcohol levels. The formulation includes a tailored selection of all-natural vitamins, minerals, and nootropics, promoting faster alcohol breakdown and aiding in recovery and rehydration. Safety Shot has been available for retail purchase since the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. In addition, the Company plans to introduce business-to-business sales to distributors, retailers, restaurants, and bars in 2024.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Medon Michaelides

Investor Relations

Phone: 561-244-7100

Email: investors@drinksafetyshot.com

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